Exhibit 10.25

THIRD AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT OF

TNHC RUSSELL RANCH LLC

This Third Amendment to Limited Liability Company Agreement of TNHC RUSSELL RANCH  LLC (“Amendment”) is entered into by and between TNHC LAND COMPANY LLC, a Delaware limited liability company (“TNHC”) and IHP CAPITAL PARTNERS VI, LLC, a Delaware limited liability company (“IHP”) as of this 17th day of December, 2020 (the “Effective Date”).

RECITALS

A.

TNHC and IHP entered into that certain Limited Liability Company Agreement of TNHC Russell Ranch LLC, a Delaware limited liability company, dated as of  May 22, 2013 (the “Original Agreement”), as amended by that certain First Amendment to Limited Liability Company Agreement dated as of August 4, 2017 (the “First Amendment”), as amended by that certain Second Amendment to Limited Liability Company Agreement dated as of May 1, 2019 (the “Second Amendment”, and collectively with the Original Agreement and the First Amendment, the “Agreement”). Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning as provided in the Agreement.

B.

The Company has entered into that certain Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions between the Company, as Seller, and the Buyer defined therein, dated as of November 25, 2020 for the sale of the Company’s assets (the “Purchase Agreement”).

C.

The Members have entered into a Side Letter dated concurrently herewith which, among other things, provides for the establishment of reserves for the Company and the distribution of proceeds from the sale under the Purchase Agreement (the “Side Letter”). The Members now desire to amend the Agreement as follows.

AGREEMENT

Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members agree as follows:

1.

Contingencies to Amendment. The effectiveness of this Amendment shall be conditioned upon the closing of the transactions contemplated under the Purchase Agreement (the “Closing”). If the Closing does not occur for any reason by December 24, 2020, then this Amendment shall be void and of no force or effect.

2.

Capital Contributions. Except as required by law, as determined by a final and non- appealable judgement of a court of competent jurisdiction, and notwithstanding anything to the contrary in the Agreement, neither Member shall be required to contribute or recontribute any further, capital contributions or otherwise advance or pay any funds to the Company. In addition, should a Member elect to contribute, advance or pay funds to the Company without the prior written consent of the other Member, such Member shall have no right to demand repayment of, and no preferred return, yield or interest of any type shall accrue or be payable on or with respect to, such funds.

3.	Future Distributions. Section 3.02 of the Agreement is hereby deleted in its entirety and replaced with the following:

“All Company cash, including any Reserves (defined in the Side Letter) to be distributed to the Members pursuant to the Side Letter, shall be distributed to the Members 50% to IHP and 50% to TNHC.”

For the avoidance of doubt, from and after December 17, 2020, no further Base Capital Preferred Return, Preferred Return or any other yield or interest shall accrue or be payable with respect to the balance of any Member’s Unrecovered Capital Account, nor shall any Member have the right to demand a return of such Unrecovered Capital Account.

4.

No Further Changes. Except as expressly modified by this Amendment and the Side Letter, there are no other amendments or modifications to the Agreement and it shall remain in full force and effect. In the event of any conflict between the terms of this Amendment or Side Letter and the terms of the Agreement, the terms of this Amendment or Side Letter, whichever is applicable, shall control.

5.

Miscellaneous. This Amendment may be executed in counterparts, each of which when taken together shall constitute one original. This Amendment may be executed and delivered electronically by PDF, DocuSign or any other electronic means with the same effect as the delivery of an original signature. This Amendment shall be binding on the parties hereto and their successors and assigns.

6.

Reaffirmation of Guaranty. The Guarantor hereby expressly (i) acknowledges, consents and ratifies, the Side Letter and the Agreement as amended by this Amendment and that the “Agreement” as that term is used in the Guaranty covers both the Side Letter and the Agreement, as amended by this Amendment, (ii) agrees that the Guaranty remains in full force and effect and (iii) reaffirms its obligations under the Guaranty.

[SIGNATURES ON FOLLOWING PAGE]

Executed as of the date first above written.

"TNHC"	TNHC LAND COMPANY LLC,
a Delaware limited liability company

	By:	/s/ John M. Stephens
		Name:	John M. Stephens
		Its:	Chief Financial Officer

	By:	/s/ Leonard Miller
		Name:	Leonard Miller
		Its:	Chief Executive Officer

"IHP"	IHP CAPITAL PARTNERS VI LLC,
a Delaware limited liability company

	By:	Institutional Housing Partners VI L.P.,
a California limited partnership,
Its Manager

		By:	IHP Capital Partners,
a California corporation
Its General Partner

			By:	/s/ Reneé P. McDonnell
Reneé P. McDonnell, Senior Vice President

			By:	/s/ Christopher W. Bley
Christopher W. Bley, Co-President

Acknowledge and Agreed for purposes of Section 6 above:

THE NEW HOME COMPANY INC.

By:	/s/ John M. Stephens
	Name:	John M. Stephens
	Its:	Chief Financial Officer

By:	/s/ Leonard Miller
	Name:	Leonard Miller
	Its:	Chief Executive Officer